================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        GLOBAL MOTORSPORT GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          --Enter Company Name Here--
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

            [LOGO OF GLOBAL MOTORSPORT GROUP, INC. APPEARS HERE]

                         GLOBAL MOTORSPORT GROUP, INC.
                            16100 JACQUELINE COURT
                             MORGAN HILL, CA 95037

Dear Fellow Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Global Motorsport Group, Inc. (formerly, Custom Chrome, Inc.) ("Global Motorsport" or the "Company") which will be held on Wednesday, November 5, 1997, at 10:00 a.m., local time, at the Company's principal executive offices in Morgan Hill, California.

  At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) the election of five directors of the Company; (ii) the approval of the Company's 1997 Stock Plan and the reservation of 500,000 shares of Common Stock for issuance thereunder; (iii) the approval of the Company's 1997 Director Option Plan and the reservation of 50,000 shares of Common Stock for issuance thereunder; and (iv) the ratification of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending January 31, 1998.

  The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

  The Company's Board of Directors has approved the proposals and recommends that you vote IN FAVOR OF each such proposal.

  After reading the Proxy Statement, please mark, date, sign and return, as soon as possible the enclosed proxy card in the accompanying reply envelope. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.

  A copy of the Company's 1997 Annual Report is also enclosed.

  We look forward to seeing you at the Annual Meeting.

                                     Sincerely yours,

                                     Ignatius J. Panzica
                                     Chairman of the Board of Directors,Chief
                                     Executive Officer and President

Morgan Hill, California
September 17, 1997


                                   IMPORTANT

 PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                         GLOBAL MOTORSPORT GROUP, INC.

                ----------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 5, 1997

                ----------------------------------------------

  The Annual Meeting of Stockholders (the "Annual Meeting") of Global Motorsport Group, Inc. (formerly, Custom Chrome, Inc.) ("Global Motorsport" or the "Company") will be held at the Company's principal executive offices at 16100 Jacqueline Court, Morgan Hill, California 95037, on Wednesday, November 5, 1997, at 10:00 a.m., for the following purposes:

  1. To elect five (5) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The nominees are Ignatius J. Panzica, James J. Kelly, Jr., Lionel M. Allan, Joseph F. Keenan and Joseph Piazza;

  2. To approve the Company's 1997 Stock Plan and the reservation of 500,000 shares of Common Stock for issuance thereunder;

  3. To approve the Company's 1997 Director Option Plan and the reservation of 50,000 shares of Common Stock for issuance thereunder;

  4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending January 31, 1998; and

  5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on September 15, 1997, are entitled to receive notice of and to vote at the Annual Meeting.

  All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted upon at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to assure that all your shares will be voted. If you attend and vote at the Annual Meeting, your proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

                                     By Order of the Board of Directors

                                     James J. Kelly, Jr.
                                     Executive Vice President, Finance, Chief
                                     Financial Officer and Secretary

Morgan Hill, California
September 17, 1997

                         GLOBAL MOTORSPORT GROUP, INC.

                               ----------------

                                PROXY STATEMENT


                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Global Motorsport Group, Inc. (formerly, Custom Chrome, Inc.), a Delaware corporation ("Global Motorsport" or the "Company"), with principal executive offices at 16100 Jacqueline Court, Morgan Hill, California 95037, to be voted upon at the Annual Meeting of Stockholders on Wednesday, November 5, 1997 (the "Annual Meeting") and at any adjournment or adjournments thereof.

  These proxy solicitation materials were mailed on or about September 17, 1997 to all stockholders entitled to vote at the meeting.

REVOCABILITY OF PROXIES

  Any stockholder giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of such proxy by providing written notice of such revocation to the Secretary of the Company at its offices at 16100 Jacqueline Court, Morgan Hill, California 95037, or by providing a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING AND SOLICITATION

  Stockholders of record at the close of business on September 15, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 5,301,767 shares of Common Stock outstanding and entitled to vote and approximately 277 stockholders of record. Each holder of Common Stock is entitled to one vote for each share held as of the record date. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

  The cost of soliciting these proxies, consisting of the printing, handling and mailing of the proxy card and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of stock, will be paid by the Company. The Company estimates that the cost of soliciting these proxies will not exceed $15,000. In order to assure a majority vote will be present in person or by proxy at the Annual Meeting, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit proxies by telephone, facsimile, telegraph or in person. These persons will receive no extra compensation for their services. The Company also reserves the right to have an outside solicitor conduct the solicitation of proxies and to pay such solicitor for its services.

  The Annual Report of the Company for the fiscal year ended January 31, 1997 has been mailed to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

STOCKHOLDER PROPOSALS

  Under the present rules of the Securities and Exchange Commission ("Commission"), the deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for the next year's Annual Meeting of Stockholders is expected to be July 8, 1998. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  At the Annual Meeting, five (5) directors will be elected by stockholders to serve until the next Annual Meeting and until their successors are elected and qualified. THE BOARD OF DIRECTORS WILL VOTE ALL PROXIES RECEIVED BY THEM IN FAVOR OF THE FIVE (5) NOMINEES LISTED BELOW UNLESS OTHERWISE INSTRUCTED IN WRITING ON SUCH PROXY. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who will be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director.

  The five nominees receiving the highest number of votes in person or by proxy at the Annual Meeting will be elected as directors.

INFORMATION WITH RESPECT TO NOMINEES

  Set forth below is information regarding the nominees, including information furnished by them as to their principal occupation at present and for the last five years, certain other directorships held by them and their ages as of August 31, 1997:

        NOMINEES        POSITION(S) WITH THE COMPANY                    AGE
        --------        ----------------------------                    ---
    Ignatius J. Panzica Chairman of the Board of Directors;             54
                        Chief Executive Officer and President
    James J. Kelly, Jr. Executive Vice President, Finance;              46
                        Chief Financial Officer, Secretary and Director
    Joseph F. Keenan    Director                                        56
    Lionel M. Allan     Director                                        53
    Joseph Piazza       Director                                        62

  IGNATIUS ("NACE") J. PANZICA is a co-founder of the Company and has been President of the Company since February 1991, Chief Executive Officer since September 1991 and Chairman of the Board since January 1994. Mr. Panzica served as Vice President, Operations of the Company from 1975 to 1991 and has been a member of the Board of Directors of the Company since 1975.

  JAMES J. KELLY, JR. has served as Executive Vice President, Finance of the Company since November 1995, Vice President, Finance and Chief Financial Officer of the Company since March 1992, Secretary of the Company since June 1992 and as a Director of the Company since July 1993. Prior to joining the Company in March 1992, Mr. Kelly served as Vice President, Finance and Chief Financial Officer of Canadian Marconi Company, an electronics company, for eight years. Mr. Kelly is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and the Financial Executives Institute.

  JOSEPH F. KEENAN has served as a Director of the Company since July 1993. Mr. Keenan is currently in private law practice in San Francisco, California. From 1989 to 1992, Mr. Keenan served as President and Chief Executive Officer of Data East U.S.A. Inc., a privately owned manufacturer of coin operated and home video electronics games. Mr. Keenan has also been a principal of Wilkes Bashford Ltd., a specialty retailer of clothing and accessories in Northern California. From 1980 to 1984, Mr. Keenan held the positions of President and Chief Executive Officer at Pizza Time Theater, Inc. and, from 1974 to 1980 served as President at Atari, Inc.

  LIONEL M. ALLAN has served as a Director of the Company since June 1994. For more than five years, Mr. Allan has been President of Allan Advisors, Inc., a board and legal consulting firm. Mr. Allan is a director (and in the past served as Chairman of the Board) of KTEH Public Television Channel 54, in San Jose, California, a director of Accom, Inc., a digital video systems company, and a director of Catalyst Semiconductor, Inc., a semiconductor company.

  JOSEPH PIAZZA has served as a Director of the Company since April 1996. From 1989 until October 1992, Mr. Piazza served as Executive Vice President of Lacy Diversified Industries, a privately-owned holding company, which owns Rocky Cycle Co., a motorcycle parts and accessory distribution company. From 1975 to 1986, Mr. Piazza also served as President and Chief Executive Officer of Rocky Cycle Co.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors held meetings or acted by written consent a total of nine (9) times during the year ended January 31, 1997. The Company has an Audit Committee and a Compensation Committee of the Board of Directors. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the Committees on which such directors served and that were held during the period that such individual was a member of the Board of Directors. There are no family relationships among executive officers or directors of the Company.

  The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing reports of the Company's external auditors regarding the Company's accounting practices and systems of internal accounting controls. This Committee currently consists of Messrs. Allan and Keenan. The Audit Committee held meetings or acted by written consent a total of two (2) times during the year ended January 31, 1997.

  The Compensation Committee reviews and approves the Company's general compensation policies, establishes the compensation levels for the Company's executive officers and is responsible for administration of the Company's Stock Option Plans. This Committee currently consists of Messrs. Keenan and Piazza. The Compensation Committee held meetings or acted by written consent a total of six (6) times during the year ended January 31, 1997.

REMUNERATION OF BOARD OF DIRECTORS

  The Company currently pays all non-employee Board members a fee of $5,000 for each full fiscal quarter that they serve as a Board member and also reimburses such individuals for the expenses incurred in connection with their attendance at Board and Committee meetings.

  The Company's 1995 Stock Option Plan ("1995 Plan") includes an automatic option grant program under which each individual who first becomes a non-employee Board member after September 30, 1994 will receive, at the time of his or her initial election or appointment to the Board, an automatic option grant to purchase 2,500 shares of Common Stock at an exercise price per share equal to 100% of the fair market value per share on the grant date. In addition, at each Annual Meeting of Stockholders, each individual who is to continue to serve as a non-employee Board member after the meeting will receive an additional option grant to purchase 2,500 shares of Common Stock. The initial 2,500 share grant will become exercisable for 25% of the option shares upon the optionee's completion of one year of Board service measured from the grant date and will become exercisable for the balance of the option shares in 36 equal and successive monthly installments upon the optionee's completion of each additional month of Board service thereafter. Each additional 2,500 share grant will vest upon the optionee's completion of one year of Board service measured from the grant date. However, each option will become immediately exercisable for all the option shares in the event the Company is acquired by merger or asset sale or there should occur a change in control of the Company, whether through a successful tender offer for more than 50% of the outstanding Common Stock or a change in the majority of the Board by one or more proxy contests. Each option will have a maximum term of 10 years, subject to earlier termination upon the optionee's cessation of Board service. No further options will be granted to non-employee directors under the 1995 Plan.

  The 1997 Director Option Plan (the "Director Plan") was adopted by the Board of Directors on April 1, 1997 and is being submitted for approval by the stockholders at this Annual Meeting. The Director Plan provides for the automatic grant on the date of each Annual Meeting of Stockholders of nonstatutory stock options to non-employee directors who will continue as a director of the Company following such Annual Meeting of Stockholders. See "Proposal No. 3--Approval of the 1997 Director Option Plan."

                                PROPOSAL NO. 2

                        APPROVAL OF THE 1997 STOCK PLAN

  On April 1, 1997, the Board of Directors adopted the 1997 Stock Plan (the "Plan") and reserved 500,000 shares of Common Stock for issuance thereunder subject to stockholder approval. As of August 31, 1997, options to purchase 389,000 shares of Common Stock and no stock purchase rights had been granted pursuant to the Plan.

  At the Annual Meeting, the stockholders are being asked to approve the Plan and the reservation of shares thereunder.

SUMMARY OF THE PLAN

  General. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the Plan. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

  Administration. The Plan may generally be administered by the Board or the Committee appointed by the Board (as applicable, the "Administrator").

  Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

  Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 100,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 100,000 shares of Common Stock.

  Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

  (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

  (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

  (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

  (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time within the time specified in optionee's agreement or if no such time is specified, three (3) months following such termination.

  (e) Death or Disability. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the Plan expire on the earlier of
      (i) 12 months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

  (f) Nontransferability of Options: Options granted under the Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

  (g) Other Provisions: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

  Stock Purchase Rights. In the case of stock purchase rights, unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

  Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

  In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date fifteen (15) days prior to the consummation of the liquidation or dissolution.

  In connection with any merger or acquisition of assets of the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

  In the event of a change of control of the Company, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

  Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

  Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. On August 5, 1997, legislation was enacted which reduced to twenty percent (20%) the maximum rate of tax on long-term capital gains on most capital assets held by an individual more than eighteen (18) months, and under which gain on most capital assets held by an individual more than one (1) year and up to eighteen (18) months are subject to tax at a maximum rate of twenty-eight percent (28%). If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

  Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

  Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the

Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

  The following table sets forth the number of stock options granted under the Plan to (i) the Named Executive Officers (as defined below in Executive Compensation and Related Information), (ii) all current executive officers as a group and (iii) all employees, including all current officers who are not executive officers, as a group.

                                1997 STOCK PLAN
                                BENEFITS TABLE

                                                                      OPTIONS
   NAME AND POSITION                                                GRANTED (#)
   -----------------                                                -----------
   Ignatius J. Panzica ............................................   110,000
    Chairman of the Board, President and Chief Executive Officer
   James J. Kelly, Jr..............................................    35,000
    Executive Vice President, Finance, Chief Financial Officer and
     Secretary
   All current executive officers as a group.......................   235,000
   All employees, including all current officers who are not
    executive officers, as a group.................................   154,000

REQUIRED VOTE

  At the Annual Meeting, the stockholders are being asked to approve the adoption of the 1997 Stock Plan. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to approve the adoption of the 1997 Stock Plan

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPANY'S 1997 STOCK PLAN.

                                PROPOSAL NO. 3

                   APPROVAL OF THE 1997 DIRECTOR OPTION PLAN

  On April 1, 1997, the Board of Directors adopted the 1997 Director Option Plan (the "Director Plan") and reserved 50,000 shares of Common Stock for issuance thereunder subject to stockholder approval. As of August 31, 1997, no options to purchase stock had been granted pursuant to the Director Plan.

  At the Annual Meeting, the stockholders are being asked to approve the Director Plan and the reservation of shares thereunder.

SUMMARY OF THE DIRECTOR PLAN

  General. The purpose of the Director Plan is to attract and retain the best available personnel for positions for service as non-employee directors of the Company, to provide additional incentive to the non-employee directors of the Company and to encourage their continued service on the Board of Directors.

  Administration; Option Grants. The Director Plan provides for the automatic grant of a nonstatutory stock options as follows: with respect to any person who first becomes a non-employee director subsequent to the date on which the Director Plan was approved by the Board (excluding any person who, immediately prior to becoming a non-employee director, was an employee director of the Company), the Director Plan provides for the automatic grant of a nonstatutory stock option to purchase 2,500 shares on the date on which the person first becomes a non-employee director. In addition, at each Annual Meeting of Stockholders, non-employee directors are automatically granted a nonstatutory stock option to purchase 2,500 shares of Common Stock.

  Terms and Conditions of Options. Each option is evidenced by a director option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

  (a) Exercise Price. The exercise price of options granted under the Director Plan is 100% of the fair market value per share of the Common Stock, generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

  (b) Exercise of Option; Form of Consideration. The shares subject to the Option shall vest as to 25% of the optioned stock one year from the date of grant, and 1/48 of the optioned stock shall vest each month thereafter, provided the person continues to serve as a director on such dates. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Director Plan permits payment to be made by cash, check, other shares of Common Stock of the Company (with some restrictions), cashless exercises or any combination thereof.

  (c) Term of Option. The term the option shall be ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

  (d) Termination of Employment. If an optionee's status as a director terminates for any reason (other than death or disability), then all options held by the optionee under the Director Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time within three (3) months following the date of such termination.

  (e) Death or Disability. If an optionee's status as a director terminates as a result of death or disability, then all options held by such optionee under the Director Plan expire on the earlier of (i) 12 months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

  (f) Nontransferability of Options: Options granted under the Director Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

  (g) Other Provisions: The director option agreement may contain other terms, provisions and conditions not inconsistent with the Director Plan as may be determined by the Administrator.

  Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Director Plan, the number and class of shares of stock subject to any option outstanding under the Director Plan, and the exercise price of any such outstanding option.

  In the event of a liquidation or dissolution, any unexercised options will terminate.

  In the event of a merger of the Company or the sale of substantially all of the assets of the Company, each option may be assumed or an equivalent option substituted for by the successor corporation. If an option is assumed or substituted for by the successor corporation, it shall continue to vest as provided in the Director Plan. However, if a non-employee director's status as a director of the Company or the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the non-employee director, each option granted to such non-employee director shall become fully vested and exercisable. If the successor corporation does not agree to assume or substitute for the option, each option shall become fully vested and exercisable for a period of thirty days from the date the Board notifies the optionee of the option's full exercisability, after which period the option shall terminate.

  Amendment and Termination of the Director Plan. The Board may amend, alter, suspend or terminate the Director Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Director Plan to the extent necessary to comply with applicable laws. No such action by the Board or stockholders may alter or impair any option previously granted under the Director Plan without the written consent of the optionee. Unless terminated earlier, the Director Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

  An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

REQUIRED VOTE

  At the Annual Meeting, the stockholders are being asked to approve the adoption of the 1997 Director Option Plan. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to approve the adoption of the 1997 Director Option Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPANY'S 1997 DIRECTOR OPTION PLAN.

                                PROPOSAL NO. 4

                         RATIFICATION OF SELECTION OF
                             INDEPENDENT AUDITORS

  The firm of KPMG Peat Marwick LLP served as independent auditors for the Company for the year ended January 31, 1997. The Board of Directors has selected that firm to continue in this capacity for the current fiscal year. The Company is asking the stockholders to ratify the selection by the Board of Directors of KPMG Peat Marwick LLP, as independent auditors, to audit the accounts and records of the Company for the year ending January 31, 1998, and to perform other appropriate services. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and if he or she so desires, will be given an opportunity to make a brief statement.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP. In the event that a majority of the shares voted at the Annual Meeting do not vote for the ratification, the Board of Directors will reconsider such selection. Under all circumstances, the Board of Directors retains the corporate authority to change its independent auditors at a later date.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's only other executive officer whose compensation for the year ended January 31, 1997 was at least $100,000 for services rendered in all capacities to the Company (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                 LONG TERM
                                 ANNUAL COMPENSATION            COMPENSATION
                          ----------------------------------    ------------
                                                                 NUMBER OF
                             YEAR                                SECURITIES
                             ENDED                               UNDERLYING   ALL OTHER
                          JANUARY 31, SALARY ($)(1) BONUS($)     OPTIONS(#)  COMPENSATION
                          ----------- ------------- --------    ------------ ------------
Ignatius J. Panzica.....     1997        328,038    653,910       100,000       500(2)
Chairman of the Board,
 President and               1996        337,550    614,805       100,000       500(2)
 Chief Executive Officer     1995        325,964    467,126       241,088       500(2)
James J. Kelly, Jr., Di-
 rector.................     1997        134,189      5,293(3)     32,250       500(2)
Executive Vice Presi-
 dent, Finance,              1996        131,005      4,551(3)     32,250       500(2)
 Chief Financial Offi-
 cer, Secretary              1995        135,511     12,676(4)     30,000       500(2)

--------
(1) Includes (i) salary deferral contributions made by the executive officer to the Company's 401(k) Plan and (ii) compensation for accrued vacation time not taken.
(2) Represents matching contributions made by the Company on behalf of such executive officers to the Company's 401(k) Plan.
(3) Represents forgiveness of interest accrued during calendar year 1995 and 1996 on a loan made to Mr. Kelly by the Company in June 1994. See "Certain Relationships and Related Transactions."
(4) Includes forgiveness of interest accrued of $2,676 during calendar year 1994 on a loan made to Mr. Kelly by the Company in June 1994 and a cash bonus of $10,000, which was applied as payment toward the outstanding principal balance on the loan. See "Certain Relationships and Related Transactions."

OPTION GRANTS

  The following table provides information with respect to the stock option grants made during the year ended January 31, 1997 to the Named Executive Officers. No stock appreciation rights were granted to these individuals during such fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL
                                                                           REALIZABLE
                                                                        VALUE AT ASSUMED
                                                                             ANNUAL
                                                                          RATE OF STOCK
                                                                       PRICE APPRECIATION
                                     INDIVIDUAL GRANTS                   FOR OPTION TERM
                         --------------------------------------------- -------------------
                                      % OF TOTAL
                                        OPTIONS   EXERCISE
                                      GRANTED TO  OR BASE
                          OPTIONS     EMPLOYEE IN  PRICE    EXPIRATION              10%
                         GRANTED(#)   FISCAL YEAR  ($/SH)(1)   DATE    5% ($)(2)  ($)(2)
                         ----------   ----------- --------  ---------- --------- ---------
Ignatius J. Panzica.....  100,000(3)     29.5%     18.13     09/12/06  1,140,186 2,889,455
James J. Kelly, Jr......   32,250(4)      9.5%     18.13     09/12/06    367,710   931,849

--------
(1) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.
(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.
(3) Such option will become exercisable for 100% of the option shares upon the optionee's completion of one year of service with the Company, measured from the September 12, 1996 grant date. However, the option will become immediately exercisable for all the option shares in the event the Company is acquired by a merger or asset sale, unless the option is assumed or replaced by the acquiring entity. The Compensation Committee also has the authority to provide for the automatic acceleration of such option in the event there is a hostile take-over of the Company, whether by successful tender offer for more than 50% of the Company's outstanding voting securities or contested election of Board membership. The option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of employment with the Company.
(4) Options will become exercisable for 25% of the option shares upon optionee's completion of one year of service with the Company, measured from the September 12, 1996 grant date, and will become exercisable for the balance of the shares in 36 equal and successive monthly installments upon the optionee's completion of each additional month of service thereafter. However, the option will become immediately exercisable for all the option shares in the event the Company is acquired by a merger or asset sale, unless the option is assumed or replaced by the acquiring entity. The Compensation Committee also has the authority to provide for the automatic acceleration of such option in the event there is a hostile take-over of the Company, whether by successful tender offer for more than 50% of the Company's outstanding voting securities or contested election of Board membership. The option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of employment with the Company.

OPTION EXERCISES AND HOLDINGS

  The table below sets forth information concerning the exercise of options during the fiscal year ended January 31, 1997 and unexercised options held as of the end of such year by the Named Executive Officers. No stock appreciation rights were exercised during such fiscal year or outstanding as of the end of that fiscal year.

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                      VALUE OF
                                                            NUMBER OF                UNEXERCISED
                           SHARES                          UNEXERCISED              IN-THE-MONEY
                         ACQUIRED ON   AGGREGATE           OPTIONS AT                OPTIONS AT
                          EXERCISE       VALUE             FY-END (#)               FY-END($)(2)
          NAME               (#)     REALIZED($)(1) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- -------------- ------------------------- -------------------------
Ignatius J. Panzica.....   133,332     1,176,317         323,385/70,204            227,339/207,880
James J. Kelly, Jr......    14,081       156,799          29,447/31,640             44,565/113,394

--------
(1) Value Realized is equal to the market price of the purchased shares at the time the option is exercised, less the aggregate exercise price paid for such shares. Value Realized does not take into account the federal and state income taxes payable by the individual in connection with the option exercise or the subsequent sale of the shares.

(2) Market price at fiscal year end ($19.25) less exercise price. For purposes of this calculation, the fiscal year end market price of the shares is deemed to be the closing sale price of the Company's Common Stock as reported on the Nasdaq National Market on Wednesday, January 31, 1997.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

  IGNATIUS J. PANZICA entered into an employment agreement with the Company in August 1989. This agreement, which was subsequently amended in September 1991, provides for an employment relationship terminable at will by either party at any time for any reason. Pursuant to this agreement, Mr. Panzica is entitled to a minimum level of annual base salary, which as a result of periodic increases authorized by the Compensation Committee is at $300,000, effective February 1, 1994. In addition, Mr. Panzica is to be paid an annual bonus based upon the Company's operating income for each fiscal year. Under the bonus formula, Mr. Panzica will earn an aggregate bonus each year equal to 3% of operating income up to $5,400,000, 4% of operating income between $5,400,000 and $8,000,000 and 5% of operating income in excess of $8,000,000. Operating income is defined as the consolidated net income of the Company and its subsidiaries, as reflected in the Company's audited financial statements, but adjusted to exclude extraordinary gains or losses and to add back certain nonrecurring charges, interest on long-term debt, income taxes and amortization and depreciation. The bonus will be payable in a lump sum following the close of the fiscal year for which earned. When the cumulative gross amounts paid to Mr. Panzica after February 1, 1991 on account of salary in excess of $125,000 per year for fiscal years through January 31, 1994 and $300,000 per year for fiscal years beginning January 31, 1994 and bonus exceed $6,093,000, no further bonuses under this agreement will be payable.

  JAMES J. KELLY, JR. entered into an employment agreement with the Company in March 1992, when he first joined the Company as Chief Financial Officer. Pursuant to that agreement, Mr. Kelly is entitled to a minimum level of annual base salary, which as a result of periodic increases authorized by the Compensation Committee is at $125,000 effective March 1, 1994, plus a bonus of up to 20% of his base salary awarded in the sole discretion of the Compensation Committee.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent (10%) of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which requires such individuals to file reports with respect to their ownership of and transactions in the Company's securities. Officers, directors and greater than ten percent (10%) stockholders are required to furnish the Company with copies of all such reports they file.

  Based upon the copies of those reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) for the year ended January 31, 1997 were met in a timely manner by executive officers, Board members and greater than ten percent (10%) stockholders.

REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors has general responsibility for establishing the compensation payable to the Company's executive officers and other key executives and has the sole and exclusive authority to administer the Company's 1991, 1995 and 1997 Stock Option Plans under which grants may be made to such individuals. However, the compensation payable to the Company's Chief Executive Officer (Mr. Panzica) and the Company's Chief Financial Officer (Mr. Kelly) was initially established by direct negotiation between such individuals and the Board of Directors. Those agreements provide each individual with the right to receive a minimum level of cash compensation each year, subject to such increases and additional compensation, whether in the form of cash bonuses or equity incentives, as the Compensation Committee may deem appropriate. Accordingly, for the year ended January 31, 1997, the cash compensation paid to Mr. Panzica and Mr. Kelly was based primarily upon the terms and provisions of their existing employment agreements, and the additional compensation paid to them for the year ended January 31, 1997 was determined by the Compensation Committee on the basis of the factors summarized in this report.

  This report is divided into three parts. Part One is a brief description of the employment agreements in effect for the year ended January 31, 1997 for Mr. Panzica and Mr. Kelly. Part Two is a discussion of the general compensation policy which the Compensation Committee has established for the Company's other officers and key executives and which the Committee took into account in awarding additional compensation in the form of cash bonuses and stock option grants to Mr. Panzica and Mr. Kelly. Part Three is a discussion of the factors which governed the compensation payable to Mr. Panzica as Chief Executive Officer for the year ended January 31, 1997.

                   PART ONE--EXISTING EMPLOYMENT AGREEMENTS.

  The Board of Directors entered into an employment agreement with Mr. Kelly in March 1992, when he first joined the Company as Chief Financial Officer. Pursuant to that agreement, Mr. Kelly is entitled to a minimum base salary of $10,317 per month, subject to periodic increases as determined by the Compensation Committee, plus a bonus of up to 20% of his base salary awarded in the sole discretion of the Compensation Committee.

  See "Part Three--CEO Compensation" for a discussion of Mr. Panzica's employment agreement.

                    PART TWO--GENERAL COMPENSATION POLICY.

  Under the supervision of the Compensation Committee, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Compensation Committee to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise; (ii) variable performance awards payable in cash and tied to the achievement of certain performance goals which the Compensation Committee establishes from time to time for the Company; and
(iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As indicated above, however, a substantial portion of the cash compensation paid to Messrs. Panzica and Kelly for the year ended January 31, 1997 was established pursuant to their existing employment agreements.

  The summary below describes in more detail the factors which the Compensation Committee considers in establishing each of the three primary components of the compensation package provided the executive officers.

Base Salary

  The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is reviewed annually and, if appropriate, is adjusted to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Incentive Compensation

  Cash bonuses are awarded to executive officers on the basis of their success in achieving designated personal goals and the Company's success in attaining certain performance targets, such as earnings growth and stock price appreciation. The corporate performance goals established for the year ended January 31, 1997 related primarily to pre-tax profitability growth.

Long-Term Incentive Compensation

  The Company has utilized the 1991 Stock Option Plan and the 1995 Stock Option Plan and will similarly utilize the 1997 Stock Plan to provide executives and other key employees with incentives to maximize long-term stockholder value. Awards under these plans by the Compensation Committee take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his performance and responsibilities and internal comparability considerations. In addition, the Compensation Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of untested option shares based upon each individual's position with the Company and his existing holdings of untested options. However, the Compensation Committee does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant.

  Each option grant allows the officer to acquire shares of Common Stock at a fixed price per share (the closing selling price on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

Tax Information

  As a result of federal tax legislation enacted in 1993, a publicly-held company such as Global Motorsport will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million paid to the Company's Chief Executive Officer and its four other highest paid executive officers. However, compensation payable to certain executive officers under their existing employment agreements and outstanding options may be entitled to the transitional relief provisions of the new law and would not have to be taken into account for purposes of the $1 million limitation.

                         PART THREE--CEO COMPENSATION.

  Pursuant to the terms of his existing employment agreement with the Company, Mr. Panzica is entitled to a minimum annual base salary of $300,000. Mr. Panzica is also entitled to a performance bonus for each fiscal year based upon the Company's operating income for that year. This bonus is tied to an escalating percentage of operating income, ranging from 3% of the first $5,400,000 of operating income to 5% of operating income over $8,000,000. No further bonuses will become payable to Mr. Panzica under this arrangement once the sum of (i) his salary in excess of $125,000 per year, beginning with the 1992 fiscal year, and in excess of $300,000 per year, beginning with the 1995 fiscal year, and (ii) the bonuses paid on the basis of the operating income formula reaches $6,093,000. For a more detailed description of this agreement and the bonus arrangement, see the section of this Proxy Statement below entitled "Employment Contracts and Change of Control Arrangements." Based on this operating income formula, Mr. Panzica earned a bonus in the amount of $653,910 for the year ended January 31, 1997.

  The Compensation Committee also granted Mr. Panzica a stock option for 100,000 shares in September 1996. Such option grant was made to replenish Mr. Panzica's option holdings to a level which the Compensation Committee believed appropriate in view of his tenure and position with the Company and the equity holdings of similarly situated chief executive officers. These options were subsequently repriced to the fair market value of the Common Stock on April 1, 1997 in connection with Company's option exchange program.

                                          MEMBERS OF THE COMPENSATION COMMITTEE

                                                               Joseph F. Keenan
                                                                  Joseph Piazza

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee are Mr. Keenan and (since April
1996) Joseph Piazza. Neither Mr. Keenan nor Mr. Piazza was at any time during the year ended January 31, 1997 or at any other time an officer or employee of the Company.

  No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On June 11, 1994, the Company loaned James J. Kelly, Jr., the Executive Vice President, Finance, Chief Financial Officer, Secretary, and a Director of the Company, $100,000, at an annual interest rate of 5.64%, compounded annually. The loan was made for the sole purpose of assisting Mr. Kelly with the purchase of Mr. Kelly's principal residence in Morgan Hill, California, and the loan is secured by a Second Deed of Trust on such residence. The entire principal balance of the loan, together with all accrued and unpaid interest, was due and payable on July 11, 2001. The Company agreed to forgive the interest accrued on the unpaid total balance on the loan as a yearly bonus at the end of each calendar year while the loan remained outstanding; in turn, 75% of the cash portion of any annual bonus received by Mr. Kelly was to be applied as payment toward the outstanding principal balance on the loan. During the year ended January 31, 1997, the largest amount outstanding under Mr. Kelly's loan was $25,000, and on April 15, 1996, Mr. Kelly repaid the entire remaining amount outstanding under the loan.

STOCK PERFORMANCE GRAPH

  The following graph shows a comparison of cumulative total stockholder returns for the Company, the NASDAQ Total Return Index and the Standard & Poors Small Cap 600 Index. The graph assumes $100 invested in the Company's Common Stock and in each index on January 31, 1992 through fiscal year ended January 31, 1997.



                    [PERFORMANCE GRAPH APPEARS HERE]

                                1/31/92 1/29/93 1/31/94 1/31/95 1/31/96 1/31/97
                                ------- ------- ------- ------- ------- -------
Global Motorsport Group, Inc...  $100    $144    $268    $190    $278    $214
NASDAQ Total Return Index......  $100    $133    $131    $123    $174    $227
Standard & Poors Small Cap 600
 Index (1).....................  $100    $114    $134    $121    $158    $193

--------

(1) The Company has not found a comparable published industry or line of business index and does not believe it can reasonably identify a peer group. The comparison with the Standard & Poors Small Cap 600 Index, which includes the Company, is provided in compliance with Item 8 of Regulation 14A of the Securities and Exchange Act of 1934, as amended.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and Performance Graph are not to be incorporated by reference into any of those previous filings; nor is such report or graph to be incorporated by reference into any future filings which the Company may make under those statues.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of August 31, 1997 by (i) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (ii) each director and nominee, (iii) each executive officer of the Company named in the Summary Compensation Table above, and (iv) all current directors and executive officers as a group.

           NAME AND ADDRESS,
            IF REQUIRED, OF                     SHARES       PERCENT OF SHARES
            BENEFICIAL OWNER              BENEFICIALLY OWNED BENEFICIALLY OWNED
           -----------------              ------------------ ------------------
Ignatius J. Panzica (1) ................       511,373             10.94%
 Global Motorsport Group, Inc.
 16100 Jacqueline Court
 Morgan Hill, CA 95037
FMR Corp. (2)...........................       526,100             12.91%
 82 Devonshire Street
 Boston, MA 02109
State of Wisconsin Investment Board (3).       470,300              10.9%
 121 E. Wilson Street
 Madison, WI 53702
Putnam Investment Management, Inc. (4)..       322,200              7.47%
 One Post Office Square
 Boston, MA 02109
T. Rowe Price Associates, Inc. (5)......       313,300              7.26%
 100 East Pratt Street
 Baltimore, MD 21202
The Prudential Insurance Company of
 America (6)............................       264,800              6.14%
 751 Broad Street
 Newark, NJ 07102-377
Strong Capital Management, Inc. (7).....       218,025              5.05%
 100 Heritage Reserve
 Menomonee Falls, WI 53051
James J. Kelly, Jr. (8).................        55,461                 *
Lionel M. Allan (9).....................        10,071                 *
Joseph F. Keenan (10)...................         5,374                 *
Joseph Piazza(11).......................         1,614                 *
All current directors and executive of-
 ficers as a group (8 persons) (12).....       693,836             14.36%

-------
*  Less than one percent (1%).
(1) Includes 359,840 shares issuable upon the exercise of options which are currently exercisable or which will become exercisable within 60 days of August 31, 1997.
(2) Based on a Schedule 13G/A filed on July 9, 1997, by FMR Corp.
(3) Based on a Schedule 13G/A filed on January 24, 1997, by the State of Wisconsin Investment Board.
(4) Based on a Schedule 13G/A filed on January 30, 1997, by Putnam Investment Management, Inc.
(5) Based on a Schedule 13G/A filed on January 24, 1997, by T. Rowe Price Associates, Inc.
(6) Based on a Schedule 13G/A filed on February 5, 1997, by The Prudential Insurance Company of America.
(7) Based on a Schedule 13G/A filed on March 10, 1997, by Strong Capital Management, Inc.
(8) Includes 53,448 shares issuable upon the exercise of options which are currently exercisable or which will become exercisable within 60 days after August 31, 1997.
(9) Includes 10,071 shares issuable upon the exercise of options which are currently exercisable or which will become exercisable within 60 days after August 31, 1997.
(10) Includes 2,874 shares issuable upon the exercise of options which are currently exercisable or which will become exercisable within 60 days after August 31, 1997.
(11) Includes 1,614 shares issuable upon the exercise of options which are currently exercisable or which will become exercisable within 60 days after August 31, 1997.
(12) Includes 514,837 shares issuable upon the exercise of options which are currently exercisable or which will become exercisable within 60 days after August 31, 1997.

                                OTHER BUSINESS

  The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the stockholders arise, it is intended that the persons named as proxy holders on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                                     By Order of the Board of Directors,

                                     James J. Kelly, Jr.
                                     Executive Vice President,
                                     Finance, Chief Financial Officer
                                     and Secretary

Dated: September 17, 1997

[X]     Please mark your votes as in this example

1. Election of Directors        [ ] For         [ ] WITHHOLD AUTHORITY TO VOTE          NOMINEES:       Ignacius J. Panzica
                                                    TO VOTE FOR ALL NOMINEES                            James J. Kelly, Jr.
                                                                                                        Lionel M. Allan
                                                                                                        Joseph F. Keenan
                                                                                                        Joseph Piazza

FOR all nominees EXCEPT nominee(s) below:


-----------------------------------------


                                                                FOR             AGAINST         ABSTAIN
2. Proposal to approve the Company's 1997 Stock Plan
   and the reservation of 500,0000 shares of Common
   Stock for issuance thereunder.                               [ ]             [ ]             [ ]

3. Proposal to approve the Company's 1997 Director
   Stock Option Plan and the reservation of 50,000
   shares of Common Stock for issuance thereunder.              [ ]             [ ]             [ ]

4. Proposal to ratify the appointment of independent
   auditors for fiscal year ending January 31, 1998.            [ ]             [ ]             [ ]


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED AND IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES AND FOR EACH OF PROPOSAL E, PROPOSAL 3 AND PROPOSAL 4.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF AND PROXY STATEMENT FOR THE AFORESAID ANNUAL MEETING.


SIGNATURE(S)                                            DATE
            -------------------------------------------     --------------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, sign in the corporate name by authorized officer.

                         GLOBAL MOTORSPORT GROUP, INC.
                        (Formerly Custom Chrome, Inc.)
            This proxy solicited by the Board of Directors for the
                      Annual Meeting on November 5, 1997

        The undersigned hereby appoints Ignatius J. Panzica and James J. Kelly, Jr., and each of them, with full powers of substitution, the attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of Global Motorsport Group, Inc. to be held on November 5, 1997 at 10:00 a.m., Pacific Standard Time and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of stock of the Company held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.


               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)